SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  MARCH 9, 2005
                                (Date of Report)

                                  MARCH 8, 2005
                        (Date of Earliest Event Reported)

                                LUCY'S CAF , INC.
             (Exact Name of Registrant as Specified in its Charter)

               NEVADA                     333-88278            88-0476779
    (State or other jurisdiction     Commission File     (IRS Employer I.D. No.)
          of incorporation)                Number

                                2050 RUSSETT WAY
                              CARSON CITY, NV 89703
                     (Address of Principal Executive Offices)

                                  760-944-9215
                         (Registrant's Telephone Number)

                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  3.02:  UNREGISTERED  SALES  OF  EQUITY

     On March 8, 2005, the Company sold 10,000,000 shares of its restricted common stock, par value $.001, for $10,000 to Ms. Samaya Ryon. The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction. There were no commissions paid.

ITEM  5.01:  CHANGE  IN  CONTROL

     On March 8, 2005, the Company sold 10,000,000 shares of its restricted common stock, par value $.001, to Samaya Ryon. The total purchase price was $10,000 along with the cancellation of 2,460,000 shares of common stock held in the name of Zagros Shahvaran. This transaction places Ms. Ryon in a position of control holding 77% of the Company's issued and outstanding stock.

ITEM  5.02:  CHANGE  OF  DIRECTORS/PRINCIPAL  OFFICERS

     As a result of the change in control, on March 8, 2005, Mr. Zagros Shahvaran appointed Ms. Ryon to the board of directors and as sole officer of the Company. Mr. Shahvaran then resigned as a director and officer of the Company.

     Since November 2003, Ms. Samaya Ryon is an independent consultant for business administration, liaison and coordination. From October 2001 through October 2003, Ms. Ryon was employed as a Licensed Sales Assistant with Canaccord Capital Corporation where she performed client relations for retail and corporate clients including trading and documentation, coordination of financings and liaison functions. From November 1998 to October 2001, Ms. Ryon was the office manager for Global Financial where she coordinated and administered accounting and banking for U.S. public companies.


                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                LUCY'S  CAF  ,  INC.


DATE:  March  9,  2005          By:  /s/  Samaya  Ryon
                                -----------------------------------------
                                Samaya  Ryon
                                President  and  Chief  Executive  Officer


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